EFFECTIVE April 23, 2009

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 23, 2009

Key Tronic Corporation

(Exact name of registrant as specified in its charter)

Washington	0-11559	91-0849123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4424 North Sullivan Road, Spokane Valley, Washington	99216
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (509) 928-8000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On April 24, 2009, Key Tronic Corporation issued a press release announcing that Jack W. Oehlke retired from his position as President and CEO on April 23, 2009. On the same day the Board of Directors elected Craig D. Gates to succeed Mr. Oehlke as President and CEO of the Company. In connection with Mr. Gates election as President and CEO, he will receive a $2,454 biweekly salary increase for a total biweekly salary of $13,500. The salary increase will become effective when the salary freeze which is now in effect for all salaried U.S. employees is eliminated at a yet undetermined date in the future. A copy of the press release announcing Mr. Oehlke’s resignation and Mr. Gates election is attached as Exhibit 99.1

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated April 24, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY TRONIC CORPORATION
(Registrant)
Date: April 24, 2009

	By:	/s/ Ronald F. Klawitter
Ronald F. Klawitter, Executive Vice President
of Administration, CFO and Treasurer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release, dated April 24, 2009